Jeff Bergau  (312-840-5457)


MONSANTO REPORTS 1999 FOURTH-QUARTER AND FULL-YEAR RESULTS


     ST. LOUIS (Feb. 10, 2000) - Monsanto Company reported aftertax income of $69 million, or 10 cents per share, on sales of $2.3 billion for the fourth quarter of 1999. For the full year of 1999, Monsanto recorded net income of $575 million, or 88 cents per share, on sales of $9.1 billion. Fourth quarter and full-year 1999 results include several unusual items. If unusual items were excluded, net income in the fourth quarter would have been $115 million, or 18 cents per share, and full-year net income would have been $650 million, or $1.00 per share.
     In comparison, for the fourth quarter of 1998, Monsanto reported a net loss of $603 million, or a loss of $1.00 per share, on sales of $1.7 billion. For the full year of 1998, the company recorded an aftertax loss of $250 million, or a loss of 41 cents per share, on sales of $7.2 billion. Both the fourth quarter and full-year results included unusual items. If these items were excluded for the fourth quarter of 1998, the company would have reported an aftertax net income of $27 million, or 5 cents per share. For the full year of 1998, if unusual items were excluded, aftertax income would have been $580 million, or 93 cents per share.
     Fourth-quarter and full-year 1999 and 1998 net income included income from discontinued operations. On July 1, 1999, Monsanto announced its intent to divest its artificial sweeteners and biogum businesses. As a result, the artificial sweeteners, biogum, alginates and Ortho lawn and garden businesses have been reclassified as discontinued

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operations in all periods presented. During 1999, the company sold the alginates and Ortho lawn and garden businesses. On February 4, 2000, the company announced an agreement to sell its tabletop sweetener business. The company is continuing to make progress on the divestiture of the remaining businesses.
     Aftertax income from continuing operations, excluding unusual items, for the fourth quarter of 1999 was $78 million, or 12 cents per share, compared with break-even income from continuing operations, excluding unusual items, for the same period in 1998.
     Monsanto's earnings before interest expense and taxes (EBIT) for the fourth quarter of 1999 was $124 million, compared with an EBIT loss for the fourth quarter of 1998 of $513 million. For the full year of 1999, the company reported EBIT of $1.1 billion, compared with EBIT of $125 million for the full year of 1998. Both fourth-quarter and full-year EBIT results include unusual items.
     Earnings before interest expense, taxes, depreciation and amortization (EBITDA), excluding unusual items, for the fourth quarter of 1999 was $367 million compared with EBITDA, excluding unusual items, for the same period in 1998 of $223 million. For the full year of 1999, EBITDA, excluding unusual items, was $1.9 billion, compared with EBITDA, excluding unusual items, of $1.4 billion.
     "As a result of strong performances from our agriculture and pharmaceutical businesses and sound financial management, we exceeded the financial targets we set for ourselves in the beginning of 1999," said Robert B. Shapiro, Monsanto's chairman and chief executive officer. "The global launch of Celebrex arthritis treatment surpassed the expectations of most industry and financial analysts.
The product has significant momentum in the marketplace and considerable growth potential remains. We continued to see strong growth in volumes of Roundup herbicide and sales of seed with Monsanto's biotechnology traits. We also made important progress on strengthening our

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balance sheet. We reduced debt through management of capital expenditures, and working capital as a percentage of sales declined in 1999 when compared with working capital as a percentage of sales in 1998."
     EBIT, excluding unusual items, for the agriculture segment during the fourth quarter of 1999 was $11 million, compared with an EBIT loss, excluding unusual items, of $53 million for the same period in 1998. For the full year of 1999, the segment recorded EBIT, excluding unusual items, of $775 million, compared with EBIT, excluding unusual items, of $868 million for the full year of 1998. The year-to-year decline in EBIT for the agriculture segment was a result of higher amortization costs associated with the company's recently acquired seed businesses.
     EBITDA, excluding unusual items, in the fourth quarter of 1999 was $168 million for the segment, compared with EBITDA, excluding unusual items, of $60 million in the fourth quarter of 1998. EBITDA, excluding unusual items, for the full year of 1999 was $1.3 billion, compared with EBITDA, excluding unusual items, of $1.2 billion in 1998. The year-to-year increase in EBITDA, excluding unusual items, for the agricultural segment was primarily a result of growth in volumes of Roundup herbicide, the inclusion of a full year of results from seed companies acquired in 1998, and revenues from licensing of biotechnology traits. Volumes of Roundup herbicide increased above the product's historic 20 percent growth trend. Global acres of crops containing Monsanto biotechnology traits rose to 86 million acres, compared with 58 million acres in 1998, an increase of 48 percent. Early indications regarding planting intentions by U.S. growers continue to suggest that acres containing Monsanto biotechnology traits in 2000 are expected to at least equal and, more likely, exceed 1999 acres.
     Searle, Monsanto's pharmaceutical segment, reported EBIT, excluding unusual items, of $223 million for the fourth quarter of 1999, compared with EBIT, excluding unusual items, of

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$181 million during the same period in 1998. For the full year of 1999, Searle recorded EBIT, excluding unusual items, of $655 million, compared with full-year EBIT, excluding unusual items, of $309 million in 1998.
     EBITDA, excluding unusual items, for the segment was $263 million during the fourth quarter of 1999, compared with EBITDA, excluding unusual items, of $224 million during the fourth quarter of 1998. EBITDA, excluding unusual items, for the segment for the full year of 1999 was $813 million, compared with EBITDA, excluding unusual items, of $451 million for the full year of 1998.
     The launch of Celebrex arthritis treatment was the primary driver for the increase in EBIT, excluding unusual items, and EBITDA, excluding unusual items, in 1999. Though the product was launched in late January 1999, total product sales exceeded $1.5 billion in 1999, including more than $500 million in the fourth quarter. The Celebrex launch was the most successful in industry history, with 16.6 million total prescriptions in 1999, including 9.7 million new prescriptions and 6.9 million refills.
     On December 19, 1999, Monsanto and Pharmacia & Upjohn, Inc. entered into a definitive agreement to create a new global pharmaceutical company. The merger is expected to close in the first half of 2000.

                                      -oOo-


Notes to editors: Roundup and Celebrex are trademarks owned or licensed by Monsanto Company and its subsidiaries.

Certain statements made in this news release, including those relating to the company's future performance, and business and financial plans, are forward-looking statements. These forward-looking statements are based on current expectations, currently available information and assumptions that the company believes to be reasonable. However, forward-looking statements necessarily involve risks and uncertainties and actual results may differ materially from those suggested. Factors that could cause actual results to differ materially from those anticipated include but are not limited to the economic, competitive, governmental, technological, business, financial and other factors identified in Monsanto's 10-K, 10-Q and 8-K filings with the Securities and Exchange Commission.



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                        Monsanto Company and Subsidiaries
                       Statement of Consolidated Income
                   (Dollars in millions, except per share)
                                    UNAUDITED

                                  Three Months Ended    Twelve Months Ended
                                     December  31,         December  31,
                                  -------------------   -------------------
                                    1999       1998       1999       1998
                                  --------   --------   --------   --------
Net Sales                         $ 2,342    $ 1,733    $ 9,146    $ 7,237
Costs, Expenses and Other:
Cost of Goods Sold                    822        797      3,272      2,912
Selling, General and
      Administrative Expenses         877        601      2,984      2,129
Technological Expenses                365        377      1,373      1,308
Acquired In-Process Research and
      Development                                213                   402
Amortization of Intangible Assets     115        119        374        286
Restructuring Expense (Income)        (25)       188        (15)       153
Interest Expense                       73         66        345        210
Interest Income                       (15)       (12)       (45)       (47)
Other Expense (Income), Net            79        (37)       107        (31)
                                  --------   --------   --------   --------
Income (Loss) from Continuing
      Operations Before Taxes          51       (579)       751        (85)
Income Tax Expense (Benefit)            5       (169)       248         46
                                  --------   --------   --------   --------
Income (Loss) from Continuing
      Operations                       46       (410)       503       (131)
Income (Loss) from Discontinued
      Operations, Net of Tax                    (193)        57       (119)
Gain on Sale of Discontinued
      Operations, Net of Tax           23                    35
Cumulative Effect of Change in
      Accounting Principle, Net
      of Tax (2)                                            (20)
                                  --------   --------   --------   --------
Net Income (Loss)                 $    69    $  (603)   $   575    $  (250)
                                  --------   --------   --------   --------

EBIT(1)from Continuing Operations $   124    $  (513)   $ 1,096    $   125
                                  --------   --------   --------   --------

In June, 1999, Monsanto management committed to a plan to sell its artificial sweeteners and biogum businesses. The results of operations and financial position of these businesses, and of the alginates and Ortho lawn-and-garden products businesses, have been reclassified as discontinued operations for all periods presented; the consolidated financial statements and notes have been reclassified to conform to this presentation. Monsanto also transferred the Roundup lawn-and-garden and nutrition research operations of the former Nutrition and Consumer Products segment to the Agricultural Products and Corporate and Other segments, respectively.

(1) EBIT (earnings before interest expense and taxes) is income (loss) from continuing operations before taxes, excluding interest expense. Segment EBIT excludes restructuring and unusual items.

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                        Monsanto Company and Subsidiaries
                              Earnings Per Share
                   (Dollars in millions, except per share)
                                    UNAUDITED


                                  Three Months Ended    Twelve Months Ended
                                     December  31,         December  31,
                                  -------------------   -------------------
                                    1999       1998       1999       1998
                                  --------   --------   --------   --------
Basic Earnings (Loss) Per Share
  Continuing Operations           $  0.07    $ (0.69)   $  0.79    $ (0.22)
  Discontinued Operations                      (0.31)      0.09      (0.19)
  Gain on Sale of Discontinued
      Operations                     0.04                  0.06
  Cumulative Effect of Change in
      Accounting Principle (2)                            (0.03)
                                  --------   --------   --------   --------
         Total                    $  0.11    $ (1.00)   $  0.91    $ (0.41)
                                  --------   --------   --------   --------

Diluted Earnings (Loss) Per Share
  Continuing Operations           $  0.07    $ (0.69)   $  0.77    $ (0.22)
  Discontinued Operations                      (0.31)      0.09      (0.19)
  Gain on Sale of Discontinued
      Operations                     0.03                  0.05
  Cumulative Effect of Change in
      Accounting Principle (2)                            (0.03)
                                  --------   --------   --------   --------
         Total                    $  0.10    $ (1.00)   $  0.88    $ (0.41)
                                  --------   --------   --------   --------
Weighted Average Common Shares
  Basic - (in millions)                                   633.4      603.4
                                                        --------   --------
  Diluted - (in millions)                                 649.8      626.9
                                                        --------   --------

(2) In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin 101, Revenue "Recognition in Financial Statements" (SAB
    101) which provides guidance related to revenue recognition based on interpretations and practices followed by the SEC. SAB 101 requires companies to report any changes in revenue recognition as an accounting change at the time of implementation in accordance with APB Opinion No. 20, "Accounting Changes". Monsanto recorded a cumulative effect of a change in accounting principle, effective Jan. 1, 1999, for revenue recognized in 1998 related to the sale of marketing rights to The Scotts Company. The effect on earnings in 1999 was an after tax loss of $20 million, net of taxes of $12 million.

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                        Monsanto Company and Subsidiaries
                                  Segment Data
                              (Dollars in millions)
                                    UNAUDITED


                                      Three Months Ended December  31,
                                  -----------------------------------------
                                          1999                  1998
                                  -------------------   -------------------
                                     Net                   Net
Segment:                            Sales     EBIT (1)    Sales     EBIT (1)
                                  --------   --------   --------   --------
   Agricultural Products          $ 1,082    $    11    $   824    $   (53)
   Pharmaceuticals                  1,224        223        855        181
   Corporate & Other                   36        (84)        54        (81)
   Restructuring & Unusuals                      (26)                 (560)
                                  --------   --------   --------   --------
Total from Continuing Operations  $ 2,342    $   124    $ 1,733    $  (513)
                                  --------   --------   --------   --------


                                       Twelve Months Ended December 31,
                                  ------------------------------------------
                                          1999                  1998
                                  --------------------  --------------------
                                     Net                   Net
Segment:                            Sales     EBIT (1)    Sales     EBIT (1)
                                  --------   --------   --------   --------
   Agricultural Products          $ 5,102    $   775    $ 4,264    $   868
   Pharmaceuticals                  3,920        655      2,771        309
   Corporate & Other                  124       (270)       202       (290)
   Restructuring & Unusuals                      (64)                 (762)
                                  --------   --------   --------   --------
Total from Continuing Operations  $ 9,146    $ 1,096    $ 7,237    $   125
                                  --------   --------   --------   --------


                                     EBITDA  (excluding unusual items) (3)
                                  -----------------------------------------
                                      Three Months         Twelve Months
                                  -------------------   -------------------
Segment:                            1999       1998       1999       1998
                                  --------   --------   --------   --------
   Agricultural Products          $   168    $    60     $1,275     $1,223
   Pharmaceuticals                $   263        224        813        451
   Corporate & Other                  (64)       (61)      (198)      (269)
                                  --------   --------   --------   --------
Total from Continuing Operations  $   367    $   223    $ 1,890    $ 1,405
                                  --------   --------   --------   --------


(3) EBITDA (excluding unusual items) is net earnings (loss) before income taxes, interest expense, depreciation expense, amortization expense, and excluding the effects of restructuring and unusual items.

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                        Monsanto Company and Subsidiaries
                         Restructuring and Unusual Items
                              (Dollars in millions)
                                    UNAUDITED



(4) (Income) / expense related to restructuring, costs associated with the failed merger between Monsanto and Delta and Pine Land Company, gain from divested businesses, sale of a portion of discontinued operations, acquired in-process research and development, and other unusual items were recorded in the Statement of Consolidated Income in the following categories:


                                  Three Months Ended    Twelve Months Ended
                                     December 31,           December 31,
                                  -------------------   -------------------
                                    1999       1998       1999       1998
                                  --------   --------   --------   --------
Cost and Expenses:
Cost of Goods Sold                $          $    54     $   20     $   98
Acquired In-Process Research
         and Development                         213                   402
Amortization of Intangible Assets                 42          8         66
Restructuring Expenses (Income)       (24)       188        (14)       153
Other Expense                          50         63         50         43
                                  --------   --------   --------   --------
Expense Before Taxes                   26        560         64        762
Income Tax Expense (Benefit)            6       (150)        (7)      (152)
                                  --------   --------   --------   --------
After Tax Expense From Continuing
         Operations                    32        410         57        610
(Income) Loss from Discontinued
         Operations, Net of Tax of
         $78, $15 and $78,                       220        (27)       220
         respectively
Loss on Sale of Discontinued
         Operations, Net of Tax of
         $8 and $15, respectively      14                    25
Cumulative Effect of Change in
         Accounting Principle, Net
         of Tax of $12                                       20
                                  --------   --------   --------   --------
Net Expense                       $    46    $   630    $    75    $   830
                                  --------   --------   --------   --------

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                        Monsanto Company and Subsidiaries
                 Statement of Consolidated Financial Position
                              (Dollars in millions)
                                    UNAUDITED

                                             Dec. 31,   Dec. 31,
      ASSETS                                    1999      1998
                                             --------   --------

Current Assets
  Cash and cash equivalents                  $   284    $    89
  Trade receivables                            2,618      2,119
  Prepaid assets & other receivables             711        777
  Deferred income tax benefit                    446        488
  Inventories                                  1,728      1,722
                                             --------   --------
      Total Current Assets                     5,787      5,195
                                             --------   --------

Net Property, Plant and Equipment              3,320      2,865
Intangible Assets                              4,670      5,281
Investment & Other Assets                      1,201      1,120
Net Assets of Discontinued Operations (5)      1,557      1,924
                                             --------   --------
Total Assets                                 $16,535    $16,385
                                             --------   --------

       LIABILITIES AND SHAREOWNERS' EQUITY

Current Liabilities
  Payables and accruals                      $ 2,970    $ 2,711
  Short-term debt                                780      1,069
                                             --------   --------
      Total Current Liabilities                3,750      3,780
                                             --------   --------

Long-Term Debt                                 5,903      6,259
Postretirement Liabilities                       962        848
Other Liabilities                                571        512
Shareowners' Equity                            5,349      4,986
                                             --------   --------

Total Liabilities and Shareowners' Equity    $16,535    $16,385
                                             --------   --------


Working Capital (6)                          $ 2,378    $ 2,137
                                             --------   --------

Debt to Capital Ratio                        56%        60%


(5) In 1999 and 1998, respectively, Net Assets of Discontinued Operations include Current Assets of $545 million and $994 million and Noncurrent Assets of $1,216 million and $1,269 million offset by Current Liabilities of $204 million and $272 million and Noncurrent Liabilities of $-0- million and $67 million.

(6) Working Capital includes Current Assets and Current Liabilities from Discontinued Operations.

                                      -oOo-